Exhibit 10.7

SECURED PROMISSORY NOTE

GREEN PLAINS GRAIN COMPANY, LLC,

a Delaware limited liability company

GREEN PLAINS GRAIN COMPANY TN LLC,

a Delaware limited liability company

and

GREEN PLAINS ESSEX INC., an Iowa corporation

$30,000,000.00

October 28, 2011

For value received, GREEN PLAINS GRAIN COMPANY, LLC, a Delaware limited liability company; GREEN PLAINS GRAIN COMPANY TN LLC, a Delaware limited liability company; and GREEN PLAINS ESSEX INC., an Iowa corporation (each a “Borrower” and collectively, the “Borrowers”), hereby, jointly and severally promise to pay to Metropolitan Life Insurance Company, a New York corporation, or assigns (“Lender”), on the Maturity Date as defined in the Loan Agreement (hereafter defined), the principal amount of Thirty Million and No/100 Dollars ($30,000,000.00) (or such lesser amount as was actually disbursed and so much thereof as shall not have been theretofore paid by mandatory principal payments required and optional prepayments permitted in the Loan Agreement) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the address provided in Section 10.6 of the Loan Agreement, and to pay interest monthly (computed on the basis of a 30/360-day year) at said address, in like coin or currency, on the unpaid portion of said principal amount from the date hereof, on the first day of each month, commencing on the first day of the first full month subsequent to the Closing Date (as defined in the Loan Agreement), at the rate of 6.00% per annum until such unpaid portion of such principal amount shall have become due and payable and at the Default Rate as defined in the Loan Agreement thereafter and, so far as may be lawful, on any overdue installment of interest at such Default Rate. From and after an Event of Default, the entire balance of the Note shall bear interest at the Default Rate, both before and after any judgment on the indebtedness evidenced by the Note. Following an increase in the interest rate by reason of an Event of Default, the rate shall be reduced to that in effect immediately prior to the Event of Default if the default is cured to Lender’s satisfaction. This paragraph shall not be deemed to constitute a waiver of Lender’s remedies if an Event of Default occurs.

This Secured Promissory Note (herein called the “Note”) is issued pursuant to and entitled to the benefits of the Loan Agreement, dated of even date herewith, between the Borrowers and Lender (herein called the “Loan Agreement”), the terms and provisions of which are hereby incorporated by reference and made a part of the terms of this Note. The Note is secured by and/or entitled to the benefits of (i) a first priority Deed of Trust, Security Agreement, UCC Fixture Filing and Assignment of Leases and Rents to be entered into by the Borrowers, as Trustor, recorded with the County Recorder of Nodaway County, Missouri; (ii) first priority Deeds of Trust, Security Agreement, UCC Fixture Filing and Assignment of Leases and Rents to be entered into by the Borrowers, as Trustor, recorded with the County Recorders of Gibson, Henry and Obion Counties, Tennessee; and (iii) first priority Mortgages, Security Agreement, UCC Fixture Filing and Assignment of Leases and Rents to be entered into by Borrowers, as Mortgagor, recorded with the County Recorders of Clay, Dickinson, Emmet and Page Counties, Iowa, as further evidenced by a UCC Financing Statement authorized by the Borrowers and filed at the office of the Delaware Secretary of State and the Iowa Secretary of State.

This Note is subject to mandatory principal payments and optional prepayment, in whole or in part, in certain cases with a premium and in other cases without premium, as provided in the Loan Agreement. The interest rate applicable to advances under this Note is fixed to the Maturity Date, in the absence of an Event of Default as provided in the Loan Agreement. The unpaid principal balance and all other amounts owing under this Note may be declared to be due and payable upon the happening of an Event of Default or Change of Control Date (as defined in the Loan Agreement).

In the event this Note or any of the instruments referred to herein are placed in the hands of an attorney or attorneys for collection or enforcement or if the holder of the Note is required to obtain attorneys and incur expenses and attorney fees by reason of litigation or participation in bankruptcy proceedings for the protection or enforcement of its collateral and claim against the Borrowers or any guarantors of this Note, then in all such cases, the holder of the Note shall be entitled to reasonable attorney fees and expenses from the Borrowers.

The Borrowers waive diligence, demand, presentment, notice of nonpayment and protest, and consent to extensions of the time of payment, surrender or substitution of security, or forbearance, or other indulgence, without notice.

This Note shall be construed in accordance with and governed by the laws of the State of Nebraska.

IN WITNESS WHEREOF, the Borrowers have caused this Note to be signed by its officers, partners or managers thereunto duly authorized, and to be dated as of the day and year first above written.

GREEN PLAINS GRAIN COMPANY, LLC, a Delaware limited liability company

By:	/s/ Jerry L. Peters
Its:	Chief Financial Officer

GREEN PLAINS GRAIN COMPANY TN LLC, a Delaware limited liability company

By:	/s/ Jerry L. Peters
Its:	Chief Financial Officer

GREEN PLAINS ESSEX INC., an Iowa corporation

By:	/s/ Jerry L. Peters
Its:	Chief Financial Officer

[NOTARY BLOCKS TO APPEAR ON FOLLOWING PAGE]

STATE OF Nebraska	)
	)	ss.
COUNTY OF Douglas	)

The foregoing instrument was acknowledged before me this 28 day of October, 2011, by Jerry Peters, the Chief Financial Officer of GREEN PLAINS ESSEX INC., an Iowa corporation, on behalf of the corporation.

/s/ Sharon Mize
Notary Public

STATE OF Nebraska	)
	)	ss.
COUNTY OF Douglas	)

The foregoing instrument was acknowledged before me this 28 day of October, 2011, by Jerry Peters, the Chief Financial Officer of GREEN PLAINS GRAIN COMPANY, LLC, a Delaware limited liability company, on behalf of the company.

/s/ Sharon Mize
Notary Public

STATE OF Nebraska	)
	)	ss.
COUNTY OF Douglas	)

The foregoing instrument was acknowledged before me this 28 day of October, 2011, by Jerry Peters, the Chief Financial Officer of GREEN PLAINS GRAIN COMPANY TN LLC, a Delaware limited liability company, on behalf of the company.

/s/ Sharon Mize
Notary Public